As filed with the Securities and Exchange Commission on July 20, 2011

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JPMorgan Chase & Co.

(Exact name of registrant as specified in its charter)

Delaware	13-2624428
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

270 Park Avenue, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

JPMORGAN CHASE & CO. LONG-TERM INCENTIVE PLAN,

AS AMENDED AND RESTATED EFFECTIVE MAY 17, 2011

(Full title of the plan)

Anthony J. Horan, Corporate Secretary JPMorgan Chase & Co. 270 Park Avenue, New York, New York 10017 (Name and address of agent for service)	Copies of correspondence to: Neila B. Radin, Esq. JPMorgan Chase & Co. 270 Park Avenue, New York, New York 10017

(212) 270-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $1.00 per share (“Common Stock”)	240,000,000 shares	$40.39	$9,693,600,000.00	$1,125,426.96

(1)	Represents the number of shares of Common Stock that may be issued under the JPMorgan Chase & Co. Long Term Incentive Plan, as Amended and Restated Effective May 17, 2011 (the “Plan”). These shares are in addition to the 76,860,532 shares of Common Stock which were previously authorized for issuance under the Plan and which had not been awarded and remained unissued as of May 17, 2011, the date that the amendment and restatement of the Plan become effective. For additional information, see the explanatory note following this page.
(2)	Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sale prices for the Common Stock on the New York Stock Exchange on July 19, 2011.

Explanatory Note

On May 17, 2011, at the 2011 Annual Meeting of Shareholders of JPMorgan Chase & Co. (“JPMorgan Chase” or the “Registrant”), the Registrant’s shareholders approved the JPMorgan Chase & Co. Long Term Incentive Plan, as Amended and Restated Effective May 17, 2011 (the “Plan”), which provides for grants of stock-based incentives to designated employees of JPMorgan Chase. The Plan provides, among other things, that the number of shares of Common Stock with respect to which stock-based awards may be granted under the Plan shall be 240,000,000 shares, in addition to the 76,860,532 shares of Common Stock which were previously authorized for issuance under the Plan and which had not been awarded and remained unissued as of May 17, 2011, the date that the amendment and restatement of the Plan became effective (the “Carryover Shares”).

The Registrant is filing this Registration Statement in order to register under the Securities Act of 1933 the additional 240,000,000 shares of Common Stock authorized for issuance under the Plan. The Carryover Shares were previously registered under the Registrant’s Registration Statement on Form S-8 (Registration No. 333-158325) filed on March 31, 2009. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its earlier Registration Statement on Form S-8 (Registration No. 333-158325) relating to the Plan, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

1.	the Annual Report on Form 10-K for the year ended December 31, 2010;

2.	the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

3.	the Current Reports on Form 8-K filed on January 14, 2011 (two filings), February 17, 2011, February 24, 2011, March 18, 2011, March 23, 2011, March 24, 2011 (two filings), April 13, 2011 (two filings), April 14, 2011, April 29, 2011 (two filings), May 10, 2011, May 23, 2011, May 24, 2011, June 16, 2011, June 21, 2011, June 29, 2011 and July 14, 2011 (two filings) (other than the portions of those reports furnished or otherwise not deemed to be filed); and

4.	the description of the Registrant’s Common Stock contained in its registration statement filed under Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (other than the portions of those documents furnished or otherwise not deemed to be filed) subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

The information incorporated by reference is considered to be a part of this Registration Statement, and later information that the Registrant files with the Commission will update and supersede this information.

Item 5. Interests of Named Experts and Counsel.

Neila B. Radin, Esq., who is providing an opinion concerning the legality of the shares of Common Stock being registered hereby, is a Senior Vice President and Associate General Counsel of JPMorgan Chase. Ms. Radin owns, and/or has options to acquire pursuant to JPMorgan Chase’s employee benefit plans, an aggregate of less than 1% of the outstanding shares of Common Stock of JPMorgan Chase.

Item 8. Exhibits.

Exhibit Number	Document Description

5.1	Opinion of Neila B. Radin, Esq.

15.1	Letter of PricewaterhouseCoopers LLP concerning unaudited interim financial information

23.1	Consent Letter of PricewaterhouseCoopers LLP

23.2	Consent of Neila B. Radin, Esq. (included in Exhibit 5.1)

24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2011.

JPMORGAN CHASE & CO. (Registrant)

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE

* (James Dimon)	Chairman and Chief Executive Officer

* (Crandall C. Bowles)	Director

* (Stephen B. Burke)	Director

* (David M. Cote)	Director

* (James S. Crown)	Director

* (Ellen V. Futter)	Director

* (William H. Gray, III)	Director

SIGNATURE	TITLE

* (Laban P. Jackson, Jr.)	Director

* (David C. Novak)	Director

* (Lee R. Raymond)	Director

* (William C. Weldon)	Director

* (Douglas L. Braunstein)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* (Louis Rauchenberger )	Managing Director and Controller (Principal Accounting Officer)

*	Anthony J. Horan hereby signs this Registration Statement on Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on July 20, 2011, pursuant to a power of attorney filed as an exhibit to this registration statement.

By:	/s/ ANTHONY J. HORAN
Anthony J. Horan Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

5.1	Opinion of Neila B. Radin, Esq.

15.1	Letter of PricewaterhouseCoopers LLP concerning unaudited interim financial information

23.1	Consent Letter of PricewaterhouseCoopers LLP

23.2	Consent of Neila B. Radin, Esq. (included in Exhibit 5.1)

24.1	Powers of Attorney